EXHIBIT 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable (State of incorporation if not a U.S. national bank)	94-1347393 I.R.S. employer identification no.)

505 Main Street, Suite 301 Fort Worth, Texas (Address of principal executive offices)	76102 (Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
(agent for services)

CARDTRONICS, INC.
CARDTRONICS GP, INC.
CARDTRONICS LP, INC.
CARDTRONICS, LP
(Exact name of obligor as specified in its charter)

Delaware Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	76-0681190 75-3003720 51-0412519 76-0419117 (I.R.S. employer identification no.)

9 1/4% Series Senior Subordinated Notes due 2013
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency,
Treasury Department
Washington, D.C. 20230
Federal Deposit Insurance Corporation
Washington, D.C. 20429
Federal Reserve Bank of San Francisco
San Francisco, CA 94120
     (b) Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
     None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits.
Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.
*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 20th day of January, 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Melissa Scott
Melissa Scott, Vice President

Exhibit 6
January 20, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Melissa Scott
Melissa Scott, Vice President

Exhibit 7
Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,784
Interest-bearing balances		2,075
Securities:
Held-to-maturity securities		0
Available-for-sale securities		28,826
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,426
Securities purchased under agreements to resell		1,006
Loans and lease financing receivables:
Loans and leases held for sale		45,712
Loans and leases, net of unearned income	242,978
LESS: Allowance for loan and lease losses	2,230
Loans and leases, net of unearned income and allowance		240,748
Trading Assets		6,821
Premises and fixed assets (including capitalized leases)		3,712
Other real estate owned		155
Investments in unconsolidated subsidiaries and associated companies		335
Customers’ liability to this bank on acceptances outstanding		82
Intangible assets
Goodwill		8,734
Other intangible assets		11,308
Other assets		15,385

Total assets		$380,109

LIABILITIES
Deposits:
In domestic offices		$270,245
Noninterest-bearing	82,683
Interest-bearing	187,562
In foreign offices, Edge and Agreement subsidiaries, and IBFs		23,338
Noninterest-bearing	4
Interest-bearing	23,334
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		16,167
Securities sold under agreements to repurchase		3,986

Dollar Amounts
In Millions

Trading liabilities	5,804
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	7,593
Bank’s liability on acceptances executed and outstanding	82
Subordinated notes and debentures	7,045
Other liabilities	10,821

Total liabilities	$345,081

Minority interest in consolidated subsidiaries	66

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,671
Retained earnings	9,342
Accumulated other comprehensive income	429
Other equity capital components	0

Total equity capital	34,962

Total liabilities, minority interest, and equity capital	$380,109

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Karen B. Martin
Vice President
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Howard Atkins John Stumpf Carrie Tolstedt	Directors